                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 16, 1998


                               WEEKS CORPORATION
             (Exact name of registrant as specified in its charter)



      Georgia                        011-13254                 58-1525322
------------------------             ---------                 ----------
(State of Incorporation)      (Commission File Number)        (IRS Employer
                                                           Identification No.)


                    4497 Park Drive, Norcross, Georgia 30093
                    ----------------------------------------
          (Address of principal executive offices, including zip code)


                                 (770)923-4076
                                 -------------
              (Registrant's telephone number, including area code)

Item 5.  Other Matters

On June 1, 1998, Weeks Corporation (the "Company") through its majority owned subsidiary, Weeks Realty, L.P., (the "Operating Partnership"), closed the initial phase of an aggregate acquisition of approximately 1,923,000 square feet of industrial buildings and 67.9 net usable acres of undeveloped land located in Dallas/Ft. Worth, Texas (referred to herein as the "Dallas Acquisition Properties"). The acquisition was consummated pursuant to an Asset Purchase Agreement dated April 23, 1998 among MEPC PLC, as seller, and the Operating Partnership and certain other purchasers as described therein, as purchasers. Each purchaser agreed through the Asset Purchase Agreement to acquire specific properties from the seller.

Total acquisition consideration is estimated to be approximately $88,469,000, including closing costs and acquisition expenses, paid in cash funded through borrowings under the Operating Partnership's line of credit facility with Wachovia Bank, N.A., as agent. The final acquisition price for the four buildings to be acquired on September 30, 1998 (see discussion below) is subject to adjustment primarily based on the lease-up status of each building as of the closing date.

The June 1, 1998 initial closing consisted of five industrial buildings totaling 1,074,000 square feet and 67.9 net usable acres of undeveloped land for aggregate acquisition consideration of approximately $48,269,000 ($41,119,000 for the five buildings and $7,150,000 for the undeveloped land). These five buildings are bulk warehouses constructed between 1996 and 1998 and the buildings are 100% occupied under triple-net leases to 12 tenants. The Operating Partnership expects to continue to operate the properties as bulk warehouses held for lease to tenants.

Subject to the updating of due diligence procedures and customary closing conditions, the second closing, scheduled to occur on September 30, 1998, will include four industrial buildings, totaling approximately 849,000 square feet, currently in various stages of lease-up or construction. Under the assumption that the buildings will be acquired at a stabilized occupancy level (i.e., 95% occupancy), the aggregate acquisition consideration would be approximately $40,200,000. The actual acquisition consideration for these buildings will be based upon actual occupancy levels achieved prior to September 30, 1998, with a minimum aggregate acquisition price of approximately $32,500,000. Of the four industrial buildings, one building totaling 310,000 square feet was constructed in 1994 and the remaining three buildings totaling 539,000 square feet were completed or expected to be completed in 1997 and 1998. These buildings were on average 13% leased as of May 31, 1998. The Operating Partnership intends to operate these buildings as business distribution and bulk warehouse buildings held for lease to tenants.

The following table sets forth certain information relating to the buildings:

--------------------------------------------------------------------------------
                                 Property      Square      5/31/98      Year
Property                         Type/(1)/      Feet     Occupancy   Constructed
--------------------------------------------------------------------------------
June 1, 1998, Closing -- Stabilized Properties
501 E. Corporate Drive              B           159,000        100%         1998
600 South Royal Lane                B           280,000        100%         1996
3101 Marquis Drive                  B           151,200        100%         1996
3102 Miller Park Street             B           283,600        100%         1996
1550 Lakeway Drive                  B           200,515        100%         1997
--------------------------------------------------------------------------------
Total/Average                                 1,074,315        100%
--------------------------------------------------------------------------------
September 30, 1998, Closing -- Lease-up Buildings
14900 Trinity Boulevard             B           310,000          0%         1994
445 South Royal Lane                B           297,902         25%         1997
1111 Northpoint Drive               D           125,103          0%         1998
2330 Chemsearch                     D           115,926         33%         1997
--------------------------------------------------------------------------------
Total Average                                   848,931         13%
--------------------------------------------------------------------------------
(1)  B=Bulk warehouse; D=Business distribution.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     The audited historical financial statements of the Dallas Acquisition Properties required by this Item 7(a)(3) are attached hereto as Exhibit A.

(b)  Pro Forma Financial Information.

     The pro forma financial information required by this Item 7(b) is attached hereto as Exhibit B.

(c)  Exhibits.

     Exhibit # Description
     --------- -----------

      A        Financial statements required by Item 7 (a) (3).

      B        Pro forma financial information required by Item 7 (b)

      10.1 Asset Purchase Agreement dated April 23, 1998, among MEPC PLC and Weeks Realty, L.P. and certain other purchasers as described therein.

      23.1     Consent of Independent Public Accountants

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WEEKS CORPORATION
                                        Registrant


Date: June 16, 1998                     /s/ David P. Stockert
                                       ---------------------------
                                        David P. Stockert
                                        Senior Vice President and
                                        Chief Financial Officer

                                 Exhibit Index


Exhibit    Description
-------    -----------
   A       Financial statements required by Item 7 (a) (3)

   B       Pro forma financial information required by Item 7 (b)

 10.1 Asset Purchase Agreement dated April 23, 1998, among MEPC PLC and Weeks Realty, L.P. and certain other purchasers as described therein.

 23.1      Consent of Independent Public Accountants.

                                                                       Exhibit A
                         Dallas Acquisition Properties
                             (As Defined in Note 1)
                       Combined Statements of Revenue and
                         Certain Expenses for the Year
                          Ended December 31, 1997 and
             For the Three Months Ended March 31, 1998 (unaudited)

                    Report of Independent Public Accountants



To Weeks Corporation

We have audited the accompanying combined statement of revenue and certain expenses of the Dallas Acquisition Properties, as defined in Note 1, for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Dallas Acquisition Properties after their acquisition by Weeks Corporation. The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Weeks Corporation's Form 8-K and is not intended to be a complete presentation of the Dallas Acquisition Properties' revenue and expenses.

In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the revenue and certain expenses (exclusive of expenses described in Note 1) of the Dallas Acquisition Properties for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 8, 1998

                         Dallas Acquisition Properties
                             (As Defined in Note 1)
              Combined Statements of Revenue and Certain Expenses


--------------------------------------------------------------------------------
                                         Three Months           Year
                                             Ended              Ended
(In thousands)                           Mar. 31, 1997      Dec. 31, 1997
--------------------------------------------------------------------------------
                                          (Unaudited)
Revenue:
  Rental                                $          907     $        2,793
  Tenant reimbursements                            237                719
--------------------------------------------------------------------------------
                                                 1,144              3,512
--------------------------------------------------------------------------------
Certain Expenses:
  Property operating and maintenance                53                170
  Real estate taxes                                186                634
--------------------------------------------------------------------------------
                                                   239                804
--------------------------------------------------------------------------------
Revenue in Excess of Certain Expenses   $          905     $        2,708
--------------------------------------------------------------------------------

                         Dallas Acquisition Properties
          Notes To Combined Statements of Revenue and Certain Expenses

1.  Summary of Significant Accounting Policies

    Description of Real Estate Properties Acquired

    The accompanying financial statements include the combined operations (see "Basis of Presentation" below) of nine industrial properties and 67.9 net usable acres of undeveloped land (the "Dallas Acquisition Properties") located in the Dallas/Ft. Worth area of Texas.

    On June 1, 1998, Weeks Corporation (the "Company"), through Weeks Realty, L.P. (the "Operating Partnerships"), acquired five industrial buildings totaling 1,074,315 square feet and 67.9 acres of undeveloped land for aggregate consideration of approximately $48,269,000. As part of the acquisition agreement, the Operating Partnership has also agreed, subject to the updating of due diligence procedures and customary closing conditions, to acquire an additional four industrial buildings totaling 848,931 square feet on September 30, 1998, for anticipated aggregate acquisition consideration of approximately $40,200,000. The actual acquisition consideration for these buildings will be based upon actual occupancy levels achieved prior to September 30, 1998, with a minimum aggregate acquisition price of approximately $32,500,000.

    Properties acquired and to be acquired are detailed in the table below:

------------------------------------------------------------------

                               Property    Square        Year
Property                        Type/(1)/   Feet      Constructed
------------------------------------------------------------------

June 1, 1998, Closing
501 E. Corporate Drive             B        159,000      1998
600 South Royal Lane               B        280,000      1996
3101 Marquis Drive                 B        151,200      1996
3102 Miller Park Street            B        283,600      1996
1550 Lakeway Drive                 B        200,515      1997
------------------------------------------------------------------
Total                                     1,074,315
------------------------------------------------------------------

September 30, 1998, Closing
14900 Trinity Boulevard            B        310,000      1994
445 South Royal Lane               B        297,902      1997
1111 Northpoint Drive              D        125,103      1998
2330 Chemsearch                    D        115,926      1997
------------------------------------------------------------------
Total                                       848,931
------------------------------------------------------------------
(1) B=Bulk warehouse; D=Business distribution.

    Basis of Presentation

    The accompanying combined financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the Dallas Acquisition Properties after their acquisition by the Operating Partnership, such as property management expenses, interest, depreciation, amortization and other costs not directly related to the future operations of the Dallas Acquisition Properties.

    The historical revenue and certain operating expenses of the above listed properties exclude the operations of one property acquired on June 1, 1998 and three properties to be acquired on September 30, 1998, as the buildings were under development and had not commenced significant rental operations during the periods presented.and, as such, have been excluded from the accompanying statements of revenues and certain operating expenses.

    The unaudited combined financial statement for the three months ended
    March 31, 1998, has been included to comply with the applicable rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of historical revenue and certain expenses. This statement reflects all adjustments of a normal and recurring nature which are necessary to fairly state the combined statement of revenue and certain expenses. This statement is not necessarily indicative of the revenue and certain expenses of the properties for the year ended December 31, 1998.

    Use of Estimates

    The preparation of the combined statements of revenue and certain expenses in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Revenue Recognition

    All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

2.  Leasing Activity

    Future minimum rentals due under noncancelable operating leases with tenants as of December 31, 1997, are as follows (in thousands):

              -----------------------------------
                   Year                Amount
              -----------------------------------
                   1998                $ 3,714
                   1999                  3,527
                   2000                  3,438
                   2001                  3,086
                   2002                  2,671
                Thereafter               8,900
              -----------------------------------
                                       $25,336
              -----------------------------------

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $237,000 for the three months ended March 31, 1998 (unaudited) and $719,000 for the year ended December 31, 1997. Certain leases contain options to renew.

During the year ended December 31, 1997, 29% of rental revenues were received from one tenant, which occupied the 14900 Trinity Boulevard industrial building. Effective May 1, 1998, this tenant downsized its space requirements and relocated to the 501 E. Corporate Drive industrial building. The lease relating to the 14900 Trinity Boulevard building was terminated on April 30, 1998. Future minimum rentals listed above include rentals totaling $263,500 relating to this terminated lease and exclude aggregate future minimum rentals of $5,986,000 relating to the lease in the 501 E. Corporate Drive building. Additionally, two other tenants represented 12% and 11% of total rental revenues for the year ended December 31, 1997. Future minimum rentals include rentals from four tenants comprising 26%, 22%, 16% and 12% of aggregate future minimum rentals.

                                                                       Exhibit B

                               Weeks Corporation
           Pro Forma Condensed Consolidated Statements of Operations
                                  (Unaudited)

The unaudited pro forma condensed consolidated statements of operations are presented as if the Company acquired the Dallas Acquisition Properties as of January 1, 1997. The combined results of operations of the Dallas Acquisition Properties for the three months ended March 31, 1998 and the year ended December 31, 1997, include the historical revenue and certain operating expenses of these properties as discussed in Note 1 to the combined statements of revenue and certain expenses included in Exhibit A. In management's opinion, all adjustments necessary to present fairly the effects of this acquisition have been made.

These unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the unaudited pro forma condensed consolidated balance sheet of the Company included herein, the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1997, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Company included in its March 31, 1998 Quarterly Report on Form 10-Q.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the Company had acquired the Dallas Acquisition Properties as of the beginning of each period presented, nor do they purport to represent the results of operations for future periods.

                               Weeks Corporation
            Pro Forma Condensed Consolidated Statement of Operations
                   For the Three Months Ended March 31, 1998
                                  (Unaudited)
                     (In thousands, except per share data)

--------------------------------------------------------------------------------------------------------
                                                              Dallas
                                           Company         Acquisition       Pro Forma
                                        Historical/(a)/   Properties/(b)/   Adjustments       Pro Forma
--------------------------------------------------------------------------------------------------------
Revenue
 Rental income                          $   28,345           $    907        $      --        $  29,252
 Tenant reimbursements                       3,960                237               --            4,197
 Other                                         388                 --               --              388
--------------------------------------------------------------------------------------------------------
  Total revenue                             32,693              1,144               --           33,837
--------------------------------------------------------------------------------------------------------
Expenses
 Property operating, maintenance
  and management                             4,721                 53               --            4,774
 Real estate taxes                           2,746                186               --            2,932
 Depreciation and amortization               8,361                 --              357/(c)/       8,718
 Interest                                    6,102                 --              869/(d)/       6,971
 General and administrative                  1,280                 --               --            1,280
--------------------------------------------------------------------------------------------------------
  Total expenses                            23,210                239            1,226           24,675
--------------------------------------------------------------------------------------------------------

Income before equity in earnings of
 unconsolidated entities and
 interest income                             9,483                905           (1,226)           9,162

Equity in earnings of unconsolidated
 entities                                      556                 --               --              556
Interest income                                279                 --               --              279
--------------------------------------------------------------------------------------------------------

Income before minority interests            10,318                905           (1,226)           9,997

Minority interests/(e)/                     (1,940)                --               85/(e)/      (1,855)
--------------------------------------------------------------------------------------------------------

Net income                                   8,378                905           (1,141)           8,142

Dividends to preferred shareholders         (3,000)                --               --           (3,000)
--------------------------------------------------------------------------------------------------------

Net income available to common
 shareholders                           $    5,378           $    905        $  (1,141)       $   5,142
--------------------------------------------------------------------------------------------------------

Net income per common share
 Basic                                  $     0.29                 --               --            $0.28
 Diluted                                      0.29                 --               --             0.28
--------------------------------------------------------------------------------------------------------
Weighted average common shares
 Basic                                      18,276                 --               --           18,276
 Diluted                                    25,063                 --               --           25,063
--------------------------------------------------------------------------------------------------------

                               Weeks Corporation
            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1997
                                  (Unaudited)
                     (In thousands, except per share data)

-------------------------------------------------------------------------------------------------------------
                                                                  Dallas
                                                Company         Acquisition        Pro Forma
                                             Historical/(a)/   Properties/(b)/    Adjustments    Pro Forma
-------------------------------------------------------------------------------------------------------------
Revenue
 Rental income                                $  80,419           $  2,793        $       --     $  83,212
 Tenant reimbursements                           10,387                719                --        11,106
 Other                                            1,214                 --                --         1,214
-------------------------------------------------------------------------------------------------------------
  Total revenue                                  92,020              3,512                --        95,532
-------------------------------------------------------------------------------------------------------------

Expenses
 Property operating, maintenance
  and management                                 11,278                170                --        11,448
 Real estate taxes                                7,210                634                --         7,844
 Depreciation and amortization                   24,144                 --             1,240/(c)/   25,384
 Interest                                        18,833                 --             3,062/(d)/   21,895
 General and administrative                       5,068                 --                --         5,068
-------------------------------------------------------------------------------------------------------------
  Total expenses                                 66,533                804             4,302        71,639
-------------------------------------------------------------------------------------------------------------

Income before equity in earnings of
 unconsolidated entities, interest income
 and gain on sale of real estate property        25,487              2,708            (4,302)       23,893
Equity in earnings of unconsolidated
 entities                                         1,989                 --                --         1,989
Interest income                                   1,509                 --                --         1,509
Gain on sale of real estate property                209                 --                --           209
-------------------------------------------------------------------------------------------------------------

Income before minority interests                 29,194              2,708            (4,302)       27,600

Minority interests/(e)/                          (6,219)                --               375/(e)/   (5,844)
-------------------------------------------------------------------------------------------------------------

Net income                                       22,975              2,708            (3,927)       21,756

Dividends to preferred shareholders              (2,720)                --                --        (2,720)
-------------------------------------------------------------------------------------------------------------

Net income available to common
 shareholders                                 $  20,255           $  2,708        $   (3,927)    $  19,036
-------------------------------------------------------------------------------------------------------------

Net income per common share
 Basic                                        $    1.24                 --                --     $    1.16
 Diluted                                           1.23                 --                --          1.15
-------------------------------------------------------------------------------------------------------------

Weighted average common shares
 Basic                                           16,357                 --                --        16,357
 Diluted                                         21,580                 --                --        21,580
-------------------------------------------------------------------------------------------------------------

                               Weeks Corporation
                  Notes and Assumptions to Unaudited Pro Forma
                Condensed Consolidated Statements of Operations

a) Represents the Company's unaudited condensed consolidated statement of operations contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 1998, and the Company's consolidated statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1997, respectively.

b) Represents the rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the Dallas Acquisition Properties included herein in Exhibit A.

c) Represents adjustment to reflect depreciation expense for acquired operating properties (see Note 1 to the combined statement of revenues and certain expenses as set forth in Exhibit A) based upon the assumed allocation of the acquisition price to land, buildings and improvement using a 35 year life for buildings and the life of the lease for tenant improvements for the periods indicated. The average depreciable cost of acquired operating properties was approximately $31,109,000 for the year ended December 31, 1997 and approximately $36,100,000 for the three months ended March 31, 1998.

d) Represents increased interest expense relating to increased borrowings under the Company's revolving credit facility that were used to acquire the Dallas Acquisition Properties. Interest expense reflects interest costs of $869,000 and $3,062,000 for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, on weighted average borrowings relating to acquired operating properties and undeveloped land averaging approximately $49,632,000 and $43,749,000 for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, at a weighted average interest rate of 7%. Interest expense on development and lease-up properties was assumed to be capitalized during the periods presented.

e) Represents the adjustment to pro forma minority interest to reflect the impact of the Dallas Acquisition Properties. The weighted average common ownership percentage of the unitholders in the Operating Partnership was 26.5% for the three months ended March 31, 1998 and 23.5% for the year ended December 31, 1997.

                               Weeks Corporation
                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1998
                                  (Unaudited)

The unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition of the Dallas Acquisition Properties for a total acquisition price of approximately $88,469,000 had occurred as of March 31, 1998. The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1998, nor does it purport to represent the future financial position of the Company.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the unaudited pro forma condensed consolidated statements of operations of the Company included herein, the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1997, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Company included in its March 31, 1998 Quarterly Report on Form 10-Q.

                               Weeks Corporation
                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1998
                                  (Unaudited)
                                 (in thousands)

----------------------------------------------------------------------------------------------
                                               Company          Pro Forma
                                            Historical/(a)/   Adjustments(b)       Pro Forma
----------------------------------------------------------------------------------------------
Assets
Real Estate Assets
 Land                                       $  136,294        $      6,814/(b)/   $   143,108
 Building and improvements                     804,093              38,610/(b)/       842,703
 Accumulated depreciation                      (69,077)                 --            (69,077)
----------------------------------------------------------------------------------------------
   Operating real estate assets                871,310              45,424            916,734
 Development in progress                       126,925              35,895/(b)/       162,820
 Land held for future development               29,945               7,150/(b)/        37,095
----------------------------------------------------------------------------------------------
   Net real estate assets                    1,028,180              88,469          1,116,649
 Cash and cash equivalents                         481                  --                481
 Receivables                                     9,132                  --              9,132
 Deferred costs, net                            19,895                  --             19,895
 Investments in and notes receivable
   from unconcolidated subsidiaries             28,262                  --             28,262
 Investments in unconsolidated real
   estate entities                               2,656                  --              2,656
 Other assets                                   18,096                  --             18,096
----------------------------------------------------------------------------------------------
Total assets                                $1,106,702        $     88,469        $ 1,195,171
==============================================================================================
Liabilities and Shareholders' Equity
Debt
 Mortgage notes payable                     $  268,794        $         --        $   268,794
 Unsecured notes                               100,000                  --            100,000
 Credit facility borrowings                     67,945              88,469/(b)/       156,414
----------------------------------------------------------------------------------------------
  Total debt                                   436,739              88,469            525,208
----------------------------------------------------------------------------------------------
Accounts payable and accrued expenses           22,250                  --             22,250
Other liabilities                                7,372                  --              7,372
----------------------------------------------------------------------------------------------
Total liabilities                              466,361              88,469            554,830
----------------------------------------------------------------------------------------------
Minority interests in
  Operating Partnership                        124,988                  --            124,988
----------------------------------------------------------------------------------------------
Shareholders' equity:
  Preferred stock                              150,000                  --            150,000
  Common stock                                     195                  --                195
  Common stock warrants                          1,400                  --              1,400
  Additional paid-in capital                   424,349                  --            424,349
  Deferred compensation                           (823)                 --               (823)
  Accumulated deficit                          (59,768)                 --            (59,768)
----------------------------------------------------------------------------------------------
Total shareholders' equity                     515,353                  --            515,353
----------------------------------------------------------------------------------------------
Total liabilities
  and shareholders' equity                  $1,106,702        $     88,469        $ 1,195,171
==============================================================================================

                               Weeks Corporation
                  Notes and Assumptions to Unaudited Pro Forma
                      Condensed Consolidated Balance Sheet

a) Represents the Company's condensed consolidated balance sheet contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

b) Represents the aggregate acquisition consideration, including closing costs and acquisition expenses, of approximately $88,469,000 for the Dallas Acquisition Properties (including the estimated cost of properties to be acquired September 30, 1998). The acquisition consideration has been allocated to acquired operating properties, development properties and land held for development based upon the price allocated to each property. Such allocations are detailed below (in thousands):


            Land                              $    6,814
            Building and improvements             38,610
                                              ----------
              Operating real estate assets        45,424
            Developments in progress              35,895
            Land held for development              7,150
                                              ----------
                                              $   88,469
                                              ----------

    The Company expects that the aggregate acquisition consideration will consist entirely of cash totaling $88,469,000 which will be funded through borrowings under the Company's revolving credit facility.